NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                ----------------------------------------

To Shareholders:

The 1997 Annual Meeting of Shareholders of Delaware Otsego Corporation, a New York corporation (the "Company"), will be held on Saturday, June 7, 1997 at 11:00 AM at the Cooperstown High School, Linden Avenue,
Cooperstown, New York, for the following purposes:

     1. To elect three Class B Directors to serve a term of four years or until their successors are duly elected and qualified, and one Class A Director to serve a term of three years or until his successor is duly elected and qualified;

     2. To consider and act upon a proposal to ratify the selection of Ernst & Young LLP as the Company's auditors; and

     3. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Holders of record of the Company's common stock, par value $.125 per share, at the close of business on April 20, 1997 will be entitled to vote at the meeting.

                                       By Order of the Board of Directors,

                                       NATHAN R. FENNO
                                       --------------------------
                                       Nathan R. Fenno, Secretary
Dated:  April 28, 1997


You are requested to fill in, sign, date and return the Proxy submitted herewith in the return envelope provided for your use. The return of such Proxy will not affect your right to revoke such Proxy or to vote in person should you later decide to attend the meeting.

The Board of Directors has adopted certain changes to ARTICLE II and
ARTICLE IV of the Company's By-Laws relating to conduct of shareholder meetings and nomination of directors which are set forth in Exhibit A to the Proxy Statement.

                          DELAWARE OTSEGO CORPORATION
                               1 Railroad Avenue
                          Cooperstown, New York 13326
                                 (607) 547-2555

                      -----------------------------------

                                 PROXY STATEMENT

                      -----------------------------------

                      1997 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 7, 1997


          This Proxy Statement and accompanying form of proxy are being distributed to shareholders on or about April 28, 1997, in connection with the solicitation by the Board of Directors of Delaware Otsego Corporation, a New York corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held on June 7, 1997 at 11:00 AM at the Cooperstown High School, Linden Avenue, Cooperstown, New
York, and at any and all adjournments thereof (the "meeting").


VOTING
------
          On April 20, 1997, the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting (the "Record Date"), 1,839,407 shares were issued and outstanding of the Company's Common Stock, par value $.125 per share (the "Common Stock"). Each share is entitled to one vote.

          Shareholders may vote their shares in person at the meeting. Shareholders who do not plan to be present at the meeting are requested to date and sign the enclosed form of proxy and return it in the postage-paid return envelope provided. Properly executed and returned proxies will be voted in accordance with the instructions contained therein. To the extent that instructions are not set forth in any such proxy, it will be voted in favor of the election of each person nominated herein to the Board of Directors and in favor of the ratification of Ernst & Young LLP as the Company's auditors.

          Directors will be elected by a plurality of the votes cast at the meeting, and a vote of a majority of the votes cast at the meeting will be required to approve the ratification of Ernst & Young LLP as auditors. Therefore, shareholders present in person or by proxy at the meeting who do not vote, who withhold their vote from one or more nominees or who abstain from voting will not affect the outcome of the election or the ratification of proposals, provided that a quorum is present at the meeting. Brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares if they have not received voting instructions from the beneficial owners by the tenth day before the meeting.

          Shareholders have the right to revoke their proxies by notifying the Secretary of the Company in writing at the above address at any time prior to the time the shares are actually voted, by executing and returning a proxy bearing a later date, or by attending the meeting and voting in person.

          On March 22, 1997, the Board of Directors amended the Company's By-Laws by adding a new Section 9 to ARTICLE II to provide that (i) the Chairman of the Board shall preside at shareholder meetings, or in the absence of the Chairman, another director designated by the Board of Directors; (ii) the Board of Directors shall be entitled to set rules for conduct of shareholder meetings; and (iii) subject to such rules, the conduct of shareholder meetings shall be governed by the chairman of the meeting. The full text of this new By-Law section is set forth in Exhibit A.

          All costs incurred in preparing and mailing this Proxy Statement and form of proxy, and the return mailing of proxies, will be borne by the Company.


BENEFICIAL OWNERSHIP OF COMMON STOCK
------------------------------------
          The following table sets forth information as of the Record Date concerning the number of shares of Common Stock beneficially owned by those persons known by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock, by those executive officers named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group. See the table below under the caption Election of Directors for information concerning the beneficial ownership of Common Stock by each director.

                              Amount and Nature of  Percent
Name                          Beneficial Ownership of Class
----------------------------- -------------------- --------

Walter G. Rich                         274,431 (1)    15.0%
     1 Railroad Avenue
     Cooperstown, NY 13326

C. David Soule                          11,808 (2)     0.6%

Gordon R. Fuller                        25,059         1.4%

Paul Garber                              6,979 (3)     0.4%

Richard J. Hensel                        8,930 (4)     0.5%

CSX Transportation, Inc.,              110,250 (5)     6.0%
     500 Water Street
     Jacksonville, FL 32202

All directors and executive officers   633,771 (6)     34.5%
as a group (23 persons)
----------------------------------------------------------------------
(1) Includes 8,698 shares issuable upon exercise of stock options and 9,920 shares issuable upon conversion of Convertible Notes dated 9-22-93.
(2)  Includes 11,506 shares issuable upon exercise of stock options.
(3)  Includes 6,979 shares issuable upon exercise of stock options.
(4)  Includes 6,830 shares issuable upon exercise of stock options.
(5) The information with respect to the beneficial ownership of Common Stock by CSX Transportation, Inc. is derived from its statement on Schedule 13D dated February 12, 1996, filed with the Securities and Exchange Commission.
(6) Includes 85,066 shares issuable upon exercise of stock options and 97,219 shares issuable upon conversion of holdings of the Company's Convertible Notes dated 9-22-93.

EXECUTIVE COMPENSATION
----------------------
          The following tables set forth information concerning total compensation paid or accrued by the Company for the last three fiscal years to the Company's Chief Executive Officer and its four other most highly compensated executive officers employed at December 31, 1996 who had aggregate salary and bonus in excess of $100,000 in fiscal year 1996, and information regarding stock options for the same executive officers during the 1996 fiscal year:

Summary Compensation Table

                              Annual Compensation  1/
                              -----------------------
                                                   All Other
Name and                                           Compensation
Principal Position       Year Salary ($) Bonus ($)       ($) 2/
------------------------ ---- ---------- --------- -------------
Walter G. Rich           1996    176,906         0         5,380
President and Chief      1995    187,735    70,000         4,792
Executive Officer        1994    203,827         0         5,917

C. David Soule           1996    129,809         0         2,372
Executive Vice           1995    131,060    70,000         1,642
President                1994    139,905         0         4,339

Gordon R. Fuller         1996    124,927         0             0
Executive Vice           1995        N/A         -             -
President (since         1994        N/A         -             -
February, 1996)

Paul Garber              1996      115,930       0         2,066
Vice President-          1995      116,368   1,000         3,984
Marketing & Sales        1994      106,805       0         4,120

Richard J. Hensel        1996      105,528       0         3,607
Vice President-          1995       95,575  10,703         3,652
Engineering              1994       93,422       0         5,394

----------------------------------------------------------------------------
1/   Annual compensation deferred at election of an executive is included in the salary or bonus column, as appropriate, for the fiscal year in which earned.
2/   Consists of the Company's matching contribution to the Company's 401(k)
      Savings Plan and insurance premiums paid by Company on life insurance owned by such officers. In 1996, these were as follows:

                              401(k)  Insurance Premiums
                    ----------------  ------------------
                    Mr. Rich   3,588               1,792
                    Mr. Soule    876               1,496
                    Mr. Garber   608               1,458
                    Mr. Hensel 2,140               1,467

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

                                           Number of
                                          Securities
                                          Underlying
                                         Unexercised   Value of Unexercised
                                   Options at Fiscal   In-the-Money Options
                                        Year-End (#) at Fiscal Year-End ($)
                   Shares Acquired      Exercisable/           Exercisable/
Name               on Exercise (#)     Unexercisable      Unexercisable  1/
------------------ --------------- ----------------- ----------------------

Walter G. Rich                   0           8,285/0             $  1,942/0

C. David Soule                   0          10,959/0             $ 10,590/0

Gordon R. Fuller                 0               0/0                    0/0

Paul Garber                      0           6,647/0             $  6,407/0

Richard J. Hensel                0           6,506/0             $  6,287/0

---------------------------------------------------------------------------

1/   No options were granted in 1996.


Employment Agreements
---------------------
          The Company has an Employment Agreement with Mr. Rich pursuant to which he is employed as President and Chief Executive Officer for a 5-year term ending June 3, 2000, renewable at the option of the Company for an additional five-year term. Mr. Rich's minimum salary under this Agreement is $187,000 per year (which was voluntarily reduced by Mr. Rich in 1996), subject to review for increase by the Board of Directors from time to time. Mr. Rich is entitled to coverage at current levels under the Company's group life and health insurance plans. If Mr. Rich is not elected as director or President and Chief Executive Officer at any time during the term of the Agreement and any renewal thereof, he shall continue to be entitled to full salary and other benefits of the Agreement until it expires and shall be obligated to perform consulting services for a maximum of four days per month. Mr. Rich is also entitled under the Agreement to full compensation during any period of long-term disability for the duration of the Agreement.

          The Company has Employment Agreements with each of Messrs. Soule, Fuller and Garber pursuant to which they are employed as Executive Vice President, Executive Vice President and Vice President Marketing & Sales, respectively, for five year terms ending June 3, 2000, February 1, 2001, and June 4, 1999 respectively, at a minimum annual salary of $125,000, $145,000, and $100,000, respectively. The agreements allow for increases in compensation by the Board of Directors from time to time, coverage under the Company's group life and health insurance plans, and full compensation during any period of long-term disability for the duration of such agreement. They further allow the Company or the employee to terminate the agreement in the event of a "change in control" of the Company, in which event the Company is required to pay the employee a sum equal to the employee's then current annual salary multiplied by the remaining term of the Employment Agreement. For purposes of the Employment Agreement, a change of control of the Company is defined as (i) any change of control required to be reported to the Securities and Exchange Commission under Item 1 in a Current Report on Form 8-K (or a successor provision thereof); provided that no change in control shall be deemed to have occurred which involves the acquisition, holding, voting or disposing of less than 40% of the Company's outstanding voting securities, or (ii) the sale of all or a substantial portion of the productive assets of the Company. For purposes of this provision, the Company includes both jointly and severally, the Company and The New York, Susquehanna and Western Railway Corporation, a wholly-owned subsidiary of the Company.


Committee Report on Executive Compensation
------------------------------------------
          The Executive Committee of the Board of Directors has been designated to act as a Compensation Committee for determining compensation of the Company's executive officers. The following is a general discussion of the Committee's policies in recommending levels of executive compensation for approval by the Board of Directors. During 1996, the Committee took no action in regard to executive officers compensation.

          For all executive officers, salary levels are based on a combination of factors, including but not limited to relative position within the Company, the officer's training and expertise, the Committee's view of the level of compensation available to the officer from other potential employers, and the financial condition of the Company. For officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer. For all officers, the Committee considers, from time to time, the recommendations of compensation consultants employed by the Committee.

          Mr. Rich, a member of the Committee who is also the Chief Executive Officer of the Company, abstains from any discussion or determination of his compensation.

          There currently is no direct quantitative relationship between the Company's performance and compensation of the Chief Executive Officer or other executives. However, the Company's weak financial performance is the major reason that no action in regard to executive compensation was taken in 1996.

          The Company may grant stock options to its executive officers and other employees pursuant to the terms of its 1987 and 1993 Stock Option Plans. No such grants were made in 1996.

                                            Robert L. Marcalus, Chairman
                                            Charles S. Brenner
                                            Everett A. Gilmour
                                            Walter G. Rich
                                            Niles F. Curtis

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
          The directors of the Company who served as members of the Board's Executive Committee (which acts as its Compensation Committee) with respect to 1996 executive compensation are named above. Mr. Rich, a member of the Executive Committee, is the Company's President and Chief Executive Officer. Also, as noted below under the caption "Certain Transactions, Robert L. Marcalus, the Chairman of the Executive Committee, is Chairman of the Board of Marcal Paper Mills, Inc., which in 1996 generated freight revenue to the Company of approximately $135,700.


PERFORMANCE GRAPH
-----------------
          The following graph compares the annual change in the cumulative total return on the Company's Common Stock with the annual change in the cumulative total return of the NASDAQ Total Return Index for the NASDAQ Stock Market (U.S. Companies) ("NASDAQ U.S. Companies Index") and the NASDAQ Total Return Industry Index for NASDAQ Trucking and Transportation Stocks ("NASDAQ Transportation Index"). The returns are calculated assuming that $100 was invested in the Company's Common Stock, the NASDAQ
U. S. Companies Index and the NASDAQ Transportation Index on December 31, 1991, and that all dividends were reinvested during the relevant periods.



           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG DELAWARE OTSEGO CORPORATION
      NASDAQ US COMPANIES INDEX AND NASDAQ TRANSPORTATION INDEX
---------------------------------------------------------------------------

                         12/90    12/91    12/92    12/93    12/94    12/95
                       -------  -------  -------  -------  -------  -------

DOC                    $100.00  $104.19  $125.03  $134.56  $129.23  $144.73

NASDAQ - (TRANS)       $100.00  $122.38  $148.68  $134.82  $157.21  $173.50

NASDAQ - (US CO'S)     $100.00  $117.45  $133.59  $130.67  $184.67  $227.16

         SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
         -------------------------------------------------------

          Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder of the Securities and Exchange Commission (the "Commission") require the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's outstanding Common Stock, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Persons who file such reports are required by the Commission's regulations to furnish the Company with copies of all such Section 16(a) reports.

          Based solely on a review of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the 1996 fiscal year all filing requirements applicable to its officers, directors and persons who own more than 10% of the Company's outstanding Common Stock were timely complied with, except that due to administrative errors in the Company's Legal Department, a Form 3 Report was filed late by Gordon Fuller to report stock ownership at the time he became an officer, and two Form 4 Reports were filed late by Walter Rich to report two transactions.


                    ELECTION OF DIRECTORS (PROPOSAL 1)
                    ----------------------------------

          The Board of Directors is divided into four classes with terms expiring on four successive Annual Meeting dates. At the meeting, the following four persons are the nominees of the Board for election as directors:

  C. David Soule     -  Class B to serve a four year term expiring in 2001
  Niles F. Curtis    -  Class B to serve a four year term expiring in 2001
  Malcolm C. Hughes  -  Class B to serve a four year term expiring in 2001
  Gordon R. Fuller   -  Class A to serve a three year term expiring in 2000

          Messrs. Soule, Curtis and Hughes were elected to their present terms of office at the Annual Meeting of Shareholders held June 5, 1993. Mr. Fuller was appointed to his present term of office by the Board of Directors on June 1, 1996.

          The other directors of the Company, who are not up for election at the meeting, are as follows:

          Class C, to serve until the 1998 Annual Meeting of Shareholders and until their successors are elected and qualified:

                         Richard A. White
                         Gerald D. Groff, M.D.
                         David B. Common

          Class D, to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified:

                         Robert L. Marcalus
                         Everett A. Gilmour
                         Albert B. Aftoora

          Class A, to serve until the 2000 Annual Meeting of Shareholders and until their successors are elected and qualified:

                         Walter G. Rich
                         Charles S. Brenner
                         Harvey Polly

          No family relationships exist among the executive officers and directors of the Company.

          The directors receive $600 per Board or Committee meeting attended.

          The name and age of each director are set forth on the following pages with a brief statement of the present principal occupation of each director, the year in which the Director was first elected a director of the Company, and pertinent biographical information for at least the past five years. Also stated is the amount of Common Stock beneficially owned as of the Record Date by each director. Unless otherwise indicated, each director has sole voting and dispositive power with respect to such Common Stock. The information set forth on the following pages with respect to each director has been furnished by such director.

                                 Common Stock
                                 ------------
                                           No. of
                                           Shares                     Year
                                          Benefi-                 Became a
                                           cially      Percentage  Company
Name       Age     Principal Occupation Owned (1)        of Class Director
 --------- --- ------------------------ ---------     ----------- ---------
Albert B.   57  Vice President-Corridor     1,846               *      1995
Aftoora          Development, CSX
                 Transportation, Inc.

Charles S.  41  President,                 78,486 (2)        4.3%      1993
Brenner          J.L. Schiffman &
                 Co., Inc.

David B.    36  Vice President,            50,702            2.8%      1993
Common           JP Morgan & Co., Inc.

Niles F.    56  President and Owner,        5,741 (3)           *      1971
Curtis           Cooperstown Agway

Gordon R.   56  Executive Vice President   25,059 (4)        1.4%      1996
Fuller           of the NYS&W

Everett A.  75  Chairman of the Board,     26,865            1.5%      1980
Gilmour          The National Bank &
                 Trust Co., Norwich, NY
                 and NBT Bancorp, Inc.

Gerald D.   46  Senior Attending            3,932               *      1993
Groff            Physician, Dept. of
                 Medicine, M. I. Bassett
                 Hospital

Malcolm C.  60  Attorney                   33,458            1.8%      1970
Hughes

Robert L.   76  Chairman , Marcal Paper    34,312            1.9%      1980
Marcalus         Mills, Inc.

Harvey J.   68  President & C.E.O.,         6,511               *      1988
Polly            H/R Industries, Inc.

Walter G.   51  President & C.E.O. of     274,431           15.0%      1968
Rich             the Company and all
                 wholly-owned
                 subsidiaries

C. David    46  Executive Vice President   11,808               *      1984
Soule            of the Company and all
                 wholly-owned
                 subsidiaries

Richard A.  77  Retired Business           27,274            1.5%      1970
White            Executive

-----------------
*  Less than 1.0%

 (1) Includes 1,914 shares issuable upon exercise of stock options granted under the Company's stock option plans to Messrs. Curtis, Gilmour, Hughes, Marcalus, Polly and White; 1,736 shares to Messrs. Aftoora, Brenner, Common and Groff; 8,698 shares to Mr. Rich; and 11,506 shares to Mr. Soule. Also includes shares issuable upon conversion of Subordinated Notes held by Messrs. Brenner (54,562 shares), Common (19,841 shares), Gilmour (2,976 shares), Groff
         (992 shares), Hughes (2,976 shares), Marcalus (4,960 shares), Rich (9,920 shares), and White (992 shares).

(2) Includes 10,387 shares held by Mr. Brenner as custodian of minor children, and 1,274 shares held by Mr. Brenner's wife.

(3) Excludes 132 shares held by Mr. Curtis' son, as to which shares Mr. Curtis disclaims beneficial ownership.

(4) Excludes 1,071 shares held by Mr. Hughes' daughter, as to which shares Mr. Hughes disclaims beneficial ownership.

          Mr. Aftoora has been employed for over five years by CSX Transportation, Inc., a Class I railroad, as Vice President-Corridor Development since 1995 and prior thereto as Assistant Vice President and Treasurer. Mr. Aftoora also serves on the Board of Directors of First American Railways, Inc. and The Toledo, Peoria and Western Railroad Corporation, a railroad which is operated and 40% owned by the Company.

          Mr. Brenner has been President of J. L. Schiffman & Co., Inc., a stock brokerage firm, since 1981. Mr. Brenner is also Chairman of the Board of RWC Inc., a Michigan metal forming machine manufacturer, and a director of The Toledo, Peoria and Western Railroad Corporation.

          Mr. Common has been employed since May 1993 as Vice President-Corporate Finance of J. P. Morgan & Co., Inc. Prior thereto, he was employed by The Toronto-Dominion Bank, most recently as Director-Corporate Accounts.

          Mr. Curtis has been the President and owner for over five years of Cooperstown Agway, a distributor of hardware and related products in Cooperstown, New York.

          Mr. Fuller has been principally employed since January 1996 as Executive Vice President of The New York, Susquehanna and Western Railway Corporation, a wholly-owned subsidiary of the Company. Prior thereto, he was President of Toledo, Peoria & Western Railway Corporation for over five years.

          Mr. Gilmour is Chairman of the Board of the National Bank & Trust Company of Norwich, New York and its holding company, NBT Bancorp, Inc. Mr. Gilmour also serves on the Boards of Directors of New York State Electric & Gas, Inc., Preferred Mutual Insurance Co., and Norwich Aero Products Inc.

          Dr. Groff has been a senior attending physician at the Mary Imogene Bassett Hospital in Cooperstown since 1987. Dr. Groff is also Assistant Professor of Clinical Medicine at Columbia Presbyterian Medical School, and Medical Director of the Community Health Plan of Bassett Hospital.

          Mr. Hughes served as the Company's Secretary from 1970 until 1984 and General Counsel from 1970 until 1981. He is currently an attorney in private practice in Margaretville, New York.

          Mr. Marcalus has been Chairman of the Board of Marcal Paper Mills, Inc. for over five years.


          Mr. Polly has been President and Chief Executive Officer of H/R Industries, Inc. for over five years. Prior thereto, he was Chairman of Hanover Bank of Florida and President and Chief Executive Officer of Railway Freight Car Services. Mr. Polly is also President and Chief Executive Officer and a director of Banyan Hotel Investment Trust.

          Mr. Rich has been President and Chief Executive Officer of the Company since 1971. He joined the Company in 1966 as General Manager.
Mr. Rich is also a director of Norwich Aero Products, Inc., New York State Business Development Corp., Security Mutual Life Insurance Company of New York, New York State Electric and Gas Company, and The Toledo, Peoria and Western Railroad Corporation. Mr. Rich was appointed in 1993 to the New York State Public Transportation Safety Board.

          Mr. Soule has been Executive Vice President and Chief Operating Officer of the Company since 1983.

          Before retiring in 1989, Mr. White was President of Bruce Hall Corp., Cooperstown, New York, and Bruce Hall-Richfield, Inc., Richfield, New York, companies which sell building supplies. Mr. White is also a director of Northeast Treaters, Inc.


Certain Transactions
--------------------
          During 1996, Marcal Paper Mills, Inc., of which Mr. Marcalus is Chairman of the Board and Chief Executive Officer, generated freight revenue to the Company of approximately $135,700. Management of the Company believes that the terms of the foregoing were no less favorable to the Company than if Mr. Marcalus had not been affiliated with the Company.

Directors and Officers Liability Insurance
------------------------------------------
          Pursuant to Section 726 of the New York Business Corporation Law, the Company hereby reports that on February 12, 1997, a policy of directors and officers liability insurance in the aggregate amount of $5,000,000 was obtained for a one-year term with Continental Casualty Company at a cost of $63,500 covering all directors and officers of the Company and affiliated companies serving at any time during the term of the policy.


Board Meetings and Attendance of Directors
------------------------------------------
        The Company's Board of Directors held four (4) meetings during 1996. The Company's Board of Directors has two Committees, whose members are selected in June of each year immediately after the Annual Meeting of Shareholders. The Committees and their functions are as follows:

         The Audit Committee is responsible for supervising the audit of Company financial statements and related material and internal accounting controls, for reviewing any potential conflict of interest situations, and providing guidance on ethical and environmental matters. The current members of the Audit Committee are Malcolm C. Hughes, Chairman, Gerald D. Groff, Albert B. Aftoora and C. David Soule. The Audit Committee met four
(4) times during 1996.

         The Executive Committee generally performs the functions of the Board of Directors between meetings of the Board of Directors, to the extent permitted by law, and acts as a Compensation Committee for determining compensation of the Company's executive officers. The current members of the Executive Committee are Robert L. Marcalus, Chairman, Charles S. Brenner, Everett A. Gilmour, Walter G. Rich and Niles F. Curtis. The Executive Committee met twelve (12) times in 1996.

         The Board of Directors has designated the Executive Committee to consider possible candidates for membership on the Board of Directors. The Executive Committee will consider recommendations from shareholders for nominees for election to the Board of Directors, provided such recommendations, together with the following:

  (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
  (ii) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
  (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

  (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors; and

  (v) the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

are received by the Secretary of the Company, (a) in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received (see "Other Business" below), and (b) in the case of a special meeting of shareholders at which directors are to be elected, not later than the tenth day after the giving of notice of such meeting. These procedures were formally added to ARTICLE IV of the Company's By-Laws by the Board of Directors on March 22, 1997. The full text of this By-Law is set forth in Exhibit A.

          Each Director attended 75% or more of the aggregate of all meetings of the Board of Directors and Committees on which he served (held during the period for which he served) during 1996, except for Harvey Polly, who attended less than 75% of such meetings.


                    PROPOSAL TO APPROVE APPOINTMENT OF
                   AUDITORS OF THE COMPANY (PROPOSAL 2)
---------------------------------------------------------------------------
          At its meeting on March 22, 1997, the Board of Directors of the Company, upon the recommendation of its Audit Committee, engaged the accounting firm of Ernst & Young LLP as independent accountants for the Company for 1997, subject to ratification by shareholders. Ernst & Young LLP has acted as the Company's independent auditors since 1987. Management intends to introduce a resolution at the Annual Meeting that its designation of Ernst & Young LLP be ratified and approved by the shareholders. If such designation is not ratified and approved by the shareholders, the Board of Directors, with the advice of the Audit Committee, will consider the appointment of other independent accountants.

          Representatives of Ernst & Young LLP are expected to be present at the meeting, will be given opportunities to make statements if they desire to do so, and will be available to respond to appropriate questions from shareholders.

          The Board of Directors recommends a vote FOR ratification of Ernst & Young LLP as the Company's independent accountants.

OTHER BUSINESS
--------------
          The Board of Directors knows of no other matters which may properly be, or are likely to be, brought before the meeting. If other proper matters are introduced, the persons named in the enclosed proxy will vote the shares represented by such proxy as the Board recommends.

          If a proposal of a shareholder for the 1998 Annual Meeting of Shareholders is to be considered for inclusion in the Company's Proxy Statement for that meeting, such proposal must be received by the Company no later than December 29, 1997.

          A copy of the Company's 1996 Annual Report on Form 10-K (except exhibits) filed with the Securities and Exchange Commission will be furnished to any shareholder on written request addressed to Nathan R. Fenno, Corporate Secretary, Delaware Otsego Corporation, 1 Railroad Avenue, Cooperstown, New York 13326.

Date:  April 28, 1997                By Order of the Board of Directors,

                                     NATHAN R. FENNO
                                     -----------------------------------
                                     Nathan R. Fenno, Secretary

                                   EXHIBIT A
                                   ---------
ARTICLE II, Section 9: Conduct of Meetings:
-------------------------------------------
          The Chairman of the Board of Directors shall preside at each meeting of shareholders. In the absence of the Chairman, the meeting shall be chaired by a director designated by the Board of Directors. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including without limitation establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Company and their duly authorized and constituted proxies, and such other person as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.



ARTICLE IV, Section 6: Notification for Nominations:
----------------------------------------------------
          Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Company as the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,
(b) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (c) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (e) the consent of each nominee to serve as a director of the Company if elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                          PROXY
                                          -----
  DELAWARE
  OTSEGO                   PROXY OF DELAWARE OTSEGO CORPORATION
  CORPORATION
                           THIS PROXY IS SOLICITED ON BEHALF OF THE
  1 Railroad Avenue        BOARD OF DIRECTORS FOR THE ANNUAL MEETING
  Cooperstown, NY 13326    OF SHAREHOLDERS TO BE HELD ON JUNE 7, 1997.

          The undersigned hereby appoints Nadine Steckler and Kathy Perry, jointly and individually with full power of substitution, as proxies to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of DELAWARE OTSEGO CORPORATION (the "Company") to be held on June 7, 1997 or adjournments thereof, on Items 1 and 2 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become available) and on such other matters as may properly come before the meeting.

          You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The persons appointed above cannot vote your shares unless you sign and return this card.
          This Proxy, when properly executed, will be voted as you specify below. If you do not specify otherwise, the Proxy will be voted FOR Items 1 and 2.

         SHAREHOLDERS ARE URGED TO VOTE AND TO SIGN, DATE AND RETURN
                THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.
                         (Continued on Other Side)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 and 2.

ITEM 1.        ELECTION OF DIRECTORS.  Nominees for Director:

       C. David Soule, Niles F. Curtis, Malcolm C. Hughes, Gordon R. Fuller

       FOR all nominees listed        WITHHOLD AUTHORITY to vote
                              -------                           -------

           FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEES:
           ------------------------------------------------------


ITEM 2. PROPOSAL TO APPROVE THE APPOINTMENT OF Ernst & Young LLP as the independent public accountants of the Company.

           FOR            AGAINST            ABSTAIN
              -------            -------            -------



DATED:
      --------------   ---------------------------------------------------
                       (Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation, give your full title as such.